EXHIBIT 5.1

February 8, 2024

Med-X, Inc.

8236 Remmet Avenue

Canoga Park, California 91304

Re: Registration Statement on Form S-1 (File No. 333-267325)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by Med-X, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission.

The Registration Statement pertains to a firm commitment initial public offering (the “Offering”) and relates to the issuance and sale by the Company of up to $6,612,500 of units (the “Units”), with each unit consisting of one share (the “Shares”) of common stock, par value $0.001 of the Company (the “Common Stock”), and one warrant (the “Warrants”) to purchase one share of common stock (the “Warrant Shares”), and representative’s warrants to purchase shares of Common Stock (the “Representative’s Warrants” and the underlying shares, the “Representative Warrant Shares”) to be issued to the representative of the several underwriters in the Offering. We understand that the Shares, the Warrants and the Warrant Shares are to be issued and sold, as described in the Registration Statement.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

(i)

The Units have been duly authorized for issuance and, when issued and sold in accordance and in the manner described in the Registration Statement, the Units will be validly issued, fully paid and non-assessable;

(ii)

The Shares have been duly authorized for issuance and, when issued and sold in accordance with and in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable;

(iii)

The Warrants and the Representative’s Warrants have been duly authorized for issuance and, when issued and sold in accordance with and in accordance with and in the manner described in the Registration Statement, and duly executed and delivered by the Company against payment therefor, will constitute legal and binding agreements of the Company; and

(iv)

The Warrant Shares and Representative’s Warrant Shares have been duly authorized for issuance and, when issued and paid for and delivered by the Company and upon valid exercise of the Warrants or Representative’s Warrants, as applicable, and against receipt of the exercise price therefor, as applicable, in accordance with the provisions of Warrants or Representative’s Warrants, as applicable, and in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

1

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the corporate laws of the State of Nevada and the laws of the State of New York, as currently in effect (based solely upon our review of a standard compilation thereof). This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Sichenzia Ross Ference LLP

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 |

WWW.SRF.LAW

2